Exhibit 23.2

MantylaMcREYNOLDS, LLC

The CPA.  Never Underestimate The Value.SM

January 23, 2006

United States Securities and Exchange Commission

450 5th Street, N. W.

Washington, D.C.   20549

Re:  Consent to be named in the Form SB-2 Registration Statement, for the registration of 16,726,665 shares of common stock of Pacific Gold Corp., a Nevada Corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

Sincerely,

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

5872 South 900 East, Suite 250●Salt Lake City, Utah 84121●(801) 269-1818●Fax (801) 266-3481